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                                                                   Exhibit (21)


                         SUBSIDIARIES OF THE REGISTRANT

                     LIQUI-BOX CORPORATION AND SUBSIDIARIES
              FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 28, 1996


                                                             Percentage of
                                                                 Voting
                                                              Securities
                                       Jurisdiction of          Owned by
     Subsidiaries                       Incorporation        The Registrant
-----------------------                 -------------        --------------
Commander Systems, Inc.                    Ohio                   100%

Corporate Design, Inc.                     Ohio                   100%

LB Acquisition Corp. (dba: B-Bar-B)        Ohio                   100%

LB Communications, Inc.                    Ohio                   100%

LB Development Corp.                       Ohio                   100%

LB Investments, Inc.                       Delaware               100%

LB Europe Limited                          England                100%

Inpaco Corporation                         Ohio                   100%

Liqui-Box International, Inc.              Ohio                   100%

Liqui-Box International, Corp.             Barbados               100%

Liqui-Box of Canada, Ltd.                  Canada                 100%